UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
March 1, 2013

WESTINGHOUSE SOLAR, INC. (Exact name of registrant as specified in its charter)
Delaware	001-33695	90-0181035
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1475 S. Bascom Ave. Suite 101, Campbell, California 95008
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (408) 402-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

CBD Energy Limited ("CBD") announced that it returned to profitability for its fiscal half year ended December 31, 2012, as reflected in the CBD press release attached as exhibit 99.1 and Appendix 4D and Financial Report attached as exhibit 99.2. CBD noted that key contributors to its improved performance were sales of solar projects in Italy and the United States, reaching equity close on the Taralga Wind Farm with partner, Banco Santander, and a return to profitability by its wholly-owned subsidiaries, Parmac and Captech.

As previously announced, Westinghouse Solar, Inc. ("Westinghouse Solar" or the "Company") and CBD are parties to a proposed business combination under an Agreement and Plan of Merger dated May 7, 2012. CBD and the Company are working toward completion of the Form F-4 Registration Statement and Proxy Statement, planned to be filed in the coming weeks with the Securities and Exchange Commission. The companies currently anticipate merger closing by mid this year. CBD has applied for listing on the NASDAQ Stock Exchange, to be effective upon consummation of the merger. CBD intends to delist from the ASX upon merger closing, subject to shareholder approval. CBD believes the NASDAQ Stock Exchange provides better valuations for renewable energy companies and better access to a broader capital market.

Statement Regarding Additional Information That Will Become Available

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The publication or distribution of this communication may, in some countries, be restricted by law or regulation. Accordingly, persons who come into possession of this document should inform themselves of and observe these restrictions. To the fullest extent permitted by applicable law, CBD, Westinghouse Solar and their respective affiliates disclaim any responsibility or liability for the violation of such restrictions by any person.

This communication is being made in respect of a proposed merger involving CBD and Westinghouse Solar. In connection with the proposed merger, CBD and Westinghouse Solar will file with the U.S. Securities and Exchange Commission (the "SEC") a Registration Statement on Form F-4 containing a proxy statement/prospectus, and each of CBD and Westinghouse Solar may file with the SEC other documents regarding the proposed merger. CBD will provide disclosure and arrange for solicitation of the votes of its shareholders in accordance with Australian regulations. Such documents are not currently available. BEFORE MAKING AN INVESTMENT OR VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER FILED DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders may obtain a copy of the Registration Statement on Form F-4 containing a proxy statement/prospectus (when available) and all other documents filed with the SEC by CBD and Westinghouse Solar free of charge at the SEC's website at www.sec.gov . Investors and security holders may also obtain copies of these documents, free of charge, from Westinghouse Solar by directing a request to Westinghouse Solar, Attention: Margaret Randazzo, (408) 402-9400, or by going to Westinghouse Solar's website at www.westinghousesolar.com . Additionally, investors may obtain copies of these documents, free of charge, from CBD by going to CBD's website at www.cbdenergy.com.au/ .

Participants in the Merger Solicitation

Westinghouse Solar and CBD, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed merger and related matters. Information regarding Westinghouse Solar’s directors and executive officers is contained in Westinghouse Solar’s annual report on Form 10-K, filed with the SEC on March 16, 2012, and amendment on Form 10-K/A, filed with the SEC on March 26, 2012. Information regarding CBD’s directors and executive officers is contained in CBD’s statement on Schedule 13D, filed with the SEC on January 9, 2012 (as amended to date). Additional information regarding the interests of such potential participants will be included in the Registration Statement on Form F-4 containing a proxy statement/prospectus and the other relevant documents filed with the SEC (when available).  Investors can also obtain free copies of these documents from CBD and Westinghouse Solar using the contact information above.

Item 8.01. Other Events.

The Company is actively working with CBD to produce Westinghouse Solar modules at a CBD preferred supplier facility in Australia. The processes to obtain necessary product certifications for both U.S. and Australian distribution are currently underway and are expected to be completed by early in the second quarter of this year. Once the certifications are received, the Company anticipates shipping product from the new production line to customers in the second quarter of this year.

The Company will be filing its Annual Report for 2012 on Form 10-K on or before April 1, 2013.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release announcing CBD Energy Limited financial results for the half year ended December 31, 2012, dated March 1, 2013 (furnished herewith).

99.2	CBD Energy Limited Appendix 4D and Financial Report for the half year ended December 31, 2012, dated March 1, 2013 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2013	WESTINGHOUSE SOLAR, INC.
By: /s/ Margaret R. Randazzo
Margaret R. Randazzo,
Chief Executive Officer

EXHIBIT INDEX

No.	Description

99.1	Press Release announcing CBD Energy Limited financial results for the half year ended December 31, 2012, dated March 1, 2013 (furnished herewith).

99.2	CBD Energy Limited Appendix 4D and Financial Report for the half year ended December 31, 2012, dated March 1, 2013 (furnished herewith).